Exhibit 99.1

UNDER ARMOUR REPORTS FIRST QUARTER 2025 RESULTS; UPDATES FISCAL 2025 OUTLOOK

BALTIMORE, Aug. 8, 2024 – Under Armour, Inc. (NYSE: UA, UAA) announced unaudited financial results for its first quarter fiscal 2025, which ended June 30, 2024. The company reports its financial performance following accounting principles generally accepted in the United States of America ("GAAP"). This press release refers to "currency neutral" and "adjusted" amounts, which are non-GAAP financial measures described below under the "Non-GAAP Financial Information" paragraph.

“We are encouraged by early progress in our efforts to reconstitute a premium positioning for the Under Armour brand and pleased with our first quarter fiscal 2025 results that were ahead of expectations,” said Under Armour President and CEO Kevin Plank. “Our renewed energy and alignment are proving to be critical enablers as we work to deliver superior products and storytelling while driving efficiencies, reducing promotional activity and complexity.”

Plank continued, “With the strongest product organization we’ve had in many years and strengthened brand leadership, we’re confident in our ability to elevate our design and innovation over the coming seasons and amplify our unique connection with athletes as their brand of choice.”

First Quarter Fiscal 2025 Review
•Revenue was down 10 percent to $1.2 billion (down 10 percent currency neutral).
–North America revenue decreased 14 percent to $709 million, and international revenue decreased 2 percent to $473 million (down 2 percent currency neutral). In the international business, revenue in EMEA was flat (flat currency neutral), down 10 percent in Asia-Pacific (down 7 percent currency neutral), and up 16 percent in Latin America (up 12 percent currency neutral).
–Wholesale revenue decreased 8 percent to $681 million, and direct-to-consumer revenue was down 12 percent to $480 million. Owned and operated store revenue declined 3 percent. Because of planned decreases in promotional activities, eCommerce revenue decreased 25 percent, representing 34 percent of the total direct-to-consumer business for the quarter.
–Apparel revenue decreased 8 percent to $758 million, footwear revenue was down 15 percent to $310 million, and accessories revenue was down 5 percent to $93 million.
•Gross margin increased 110 basis points to 47.5 percent, driven primarily by lower levels of discounting in the direct-to-consumer business and lower product costs. This was partially offset by unfavorable foreign currency impacts, channel and regional mix, and headwinds due to the timing of prior year supply chain benefits.
•Due to a litigation reserve, selling, general, and administrative expenses were up 42 percent to $837 million. Adjusted selling, general, and administrative expenses were down 6 percent to $555 million, which excludes $274 million of litigation reserve expense, net of a related $60 million insurance receivable, and approximately $9 million of transformation expenses related to our Fiscal 25 restructuring program.
•Restructuring charges were $25 million.
•Operating loss was $300 million. Excluding transformation expenses and other charges totaling $308 million, adjusted operating income was $8 million.

•Net loss was $305 million. Adjusted net income was $4 million.
•Diluted loss per share was $0.70. Adjusted diluted earnings per share was $0.01.
•Inventory was down 15 percent to $1.1 billion.
•At the end of the quarter, cash and cash equivalents were $885 million, and no borrowings were outstanding under the company's $1.1 billion revolving credit facility.

Share Buyback Program
In May 2024, Under Armour announced that its Board of Directors authorized a $500 million stock repurchase plan. In the first quarter, the company repurchased $40 million of its Class C common stock, reflecting 5.9 million shares retired, leaving approximately $460 million under the authorization.

Fiscal 2025 Restructuring Plan
In May 2024, Under Armour announced a restructuring plan designed to strengthen and support the company's financial and operational efficiencies. Of the estimated $70 million to $90 million restructuring plan range, the company recognized $25 million of restructuring and impairment charges and $9 million of other related transformational expenses. Of the total $34 million incurred to date, $19 million has been cash, and $15 million has been non-cash charges. The company anticipates the remainder of the charges under the existing restructuring plan to occur during fiscal 2025.

Updated Fiscal 2025 Outlook

Key points related to Under Armour's fiscal 2025 outlook include:
•Revenue is expected to be down at a low double-digit percentage rate. This includes an expected 14 to 16 percent decline (previously a 15 to 17 percent decline) in North America as the company works to reset this business meaningfully and a low-single-digit percent decline in its international business, including flat results in EMEA offset by a high-single digit decline in its Asia-Pacific business due to developing macroeconomic pressures.
•Gross margin is expected to be up 75 to 100 basis points compared to the prior year, driven by a material reduction in promotional and discounting activities in the company’s direct-to-consumer business and product costing benefits. This is expected to be partially offset by emerging headwinds from higher ocean freight costs, unfavorable impacts from changes in foreign currency, and unfavorable channel mix.
•Selling, general and administrative expenses are expected to be up at a mid-to-high-single digit percent rate due to litigation expenses. Adjusted selling, general, and administrative expenses are expected to be down at a low-to-mid-single digit rate.
•Operating loss is expected to be $194 to $214 million. Excluding the mid-point of anticipated restructuring charges and the litigation reserve expense, adjusted operating income is expected to be $140 to $160 million versus the previous expectation of $130 to $150 million.
•Diluted loss per share is expected to be between $0.53 and $0.56, and adjusted diluted earnings per share are expected to be between $0.19 and $0.22.
•Capital expenditures are expected to be between $200 to $220 million.

Conference Call and Webcast
Under Armour will hold its first quarter fiscal 2025 conference call today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at https://about.underarmour.com/investor-relations/financials and will be archived and available for replay about three hours after the live event.

Non-GAAP Financial Information
This press release refers to “currency-neutral” and "adjusted" results, as well as "adjusted" forward-looking estimates of the company's results for its 2025 fiscal year ending March 31, 2025. Management believes this information is helpful to investors in comparing the company’s results of operations period-over-period because it enhances visibility into its actual underlying results, excluding these impacts. Currency-neutral financial information is calculated to exclude changes in foreign currency exchange rates. References to adjusted financial measures exclude the company's litigation reserve expense, any gain or loss in connection with the sale of the MyFitnessPal platform, and the impact of the company's fiscal year 2025 restructuring plan and related charges and related tax effects. Management believes these adjustments are not core to the company’s operations. The reconciliation of non-GAAP amounts to the most directly comparable financial measure calculated according to GAAP is presented in supplemental financial information furnished with this release. All per-share amounts are reported on a diluted basis. These supplemental non-GAAP financial measures should not be considered in isolation. They should be contemplated in addition to, and not as an alternative to, the company’s reported results prepared per GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.
Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer, and distributor of branded athletic performance apparel, footwear, and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.
Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding our share repurchase program, our future financial condition or results of operations, our prospects and strategies for future growth, potential restructuring efforts, including the scope of these restructuring efforts and the amount of potential charges and costs, the timing of these measures and the anticipated benefits of our restructuring plans, expectations regarding promotional activities, freight, product cost pressures, and foreign currency impacts, the impact of global economic conditions and inflation on our results of operations, our liquidity and use of capital resources, the development and introduction of new products, the implementation of our marketing and branding strategies, the future benefits and opportunities from significant investments, and the impact of litigation or other proceedings. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: changes in general economic or market conditions, including increasing inflation, that could affect overall consumer spending or our industry; increased competition causing us to lose market share or reduce the prices of our products or to increase our marketing efforts significantly; fluctuations in the costs of raw materials and commodities we use in our products and our supply chain (including labor); our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business; changes to the financial health of our customers; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer shopping and engagement preferences and consumer demand for our products and manage our inventory in response to changing demands; our ability to successfully execute any potential restructuring plans and realize their expected benefits; loss of key customers, suppliers or manufacturers; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; the impact of global events beyond our control, including military conflicts; the impact of global or regional public health emergencies on our industry and our business, financial condition and results of operations, including impacts on the global supply chain; our ability to successfully manage or realize expected results from significant transactions and investments; our ability to effectively market and maintain a positive brand image; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to effectively meet regulatory requirements and stakeholder expectations with respect to sustainability and social matters; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation or application of our global operating and financial reporting information technology system; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; risks related to data security or privacy breaches; and our potential exposure to and the financial impact of litigation and other proceedings. The forward-looking statements here reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect unanticipated events.

# # #

Under Armour Contacts:
Lance Allega
SVP, Investor Relations, Treasury and Corporate Development
(410) 246-6810

As previously disclosed, during Fiscal 2024, we identified and corrected certain accounting errors, primarily related to cost of goods sold and selling, general and administrative expenses on the Consolidated Statement of Operations, as well as corresponding impacts to our other Consolidated Financial Statements. The impacts of these revisions were not material to our previously filed financial statements. Information presented in the tables below for the three months ended June 30, 2023 has been revised to reflect these corrections. See Note 1 to the Company's Condensed Consolidated Financial Statements included in Part I, Item 1 of the Company's Quarterly Report on Form 10-Q for the three months ended June 30, 2024, to be filed with the Securities and Exchange Commission.

Under Armour, Inc.
For the Three Months Ended June 30, 2024, and 2023
(Unaudited; in thousands, except per share amounts)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATION

	Three Months Ended June 30,
in '000s	2024	% of Net Revenues	2023	% of Net Revenues
Net revenues	$1,183,665	100.0%	$1,316,965	100.0%
Cost of goods sold	620,990	52.5%	705,470	53.6%
Gross profit	562,675	47.5%	611,495	46.4%
Selling, general and administrative expenses	837,317	70.7%	589,072	44.7%
Restructuring charges	25,086	2.1%	—	—%
Income (loss) from operations	(299,728)	(25.3)%	22,423	1.7%
Interest income (expense), net	2,344	0.2%	(1,626)	(0.1)%
Other income (expense), net	(2,730)	(0.2)%	(6,060)	(0.5)%
Income (loss) before income taxes	(300,114)	(25.4)%	14,737	1.1%
Income tax expense (benefit)	5,149	0.4%	4,328	0.3%
Income (loss) from equity method investments	(163)	—%	(399)	—%
Net income (loss)	$(305,426)	(25.8)%	$10,010	0.8%

Basic net income (loss) per share of Class A, B and C common stock	$(0.70)		$0.02
Diluted net income (loss) per share of Class A, B and C common stock	$(0.70)		$0.02
Weighted average common shares outstanding Class A, B and C common stock
Basic	435,693		444,872
Diluted	435,693		454,506

Under Armour, Inc.
For the Three Months Ended June 30, 2024, and 2023
(Unaudited; in thousands)
NET REVENUES BY SEGMENT

	Three Months Ended June 30,
in '000s	2024	2023	% Change
North America	$709,260	$826,605	(14.2)%
EMEA	226,892	226,641	0.1%
Asia-Pacific	181,836	202,232	(10.1)%
Latin America	64,409	55,739	15.6%
Corporate Other (1)	1,268	5,748	(77.9)%
Total net revenues	$1,183,665	$1,316,965	(10.1)%
NET REVENUES BY DISTRIBUTION CHANNEL

	Three Months Ended June 30,
in '000s	2024	2023	% Change
Wholesale	$680,513	$741,958	(8.3)%
Direct-to-consumer	480,213	544,187	(11.8)%
Net Sales	1,160,726	1,286,145	(9.8)%
License revenues	21,671	25,072	(13.6)%
Corporate Other (1)	1,268	5,748	(77.9)%
Total net revenues	$1,183,665	$1,316,965	(10.1)%
NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended June 30,
in '000s	2024	2023	% Change
Apparel	$757,792	$824,613	(8.1)%
Footwear	310,389	363,670	(14.7)%
Accessories	92,545	97,862	(5.4)%
Net Sales	1,160,726	1,286,145	(9.8)%
Licensing revenues	21,671	25,072	(13.6)%
Corporate Other (1)	1,268	5,748	(77.9)%
Total net revenues	$1,183,665	$1,316,965	(10.1)%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the Company’s operating segments but managed through the Company’s central foreign exchange risk management program,subscription revenues from the Company's MapMyRun and MapMyRide platforms (collectively "MMR") and revenue from other digital business opportunities.

Under Armour, Inc.
For the Three Months Ended June 30, 2024, and 2023
(Unaudited; in thousands)

INCOME (LOSS) FROM OPERATIONS BY SEGMENT

	Three Months Ended June 30,
in '000s	2024	% of Net Revenues (1)	2023	% of Net Revenues (1)
North America	$147,889	20.9%	$160,714	19.4%
EMEA	20,456	9.0%	29,779	13.1%
Asia-Pacific	9,935	5.5%	15,398	7.6%
Latin America	15,171	23.6%	5,777	10.4%
Corporate Other (2)	(493,179)	NM	(189,245)	NM
Income (loss) from operations	$(299,728)	(25.3)%	$22,423	1.7%

(1) The percentage of operating income (loss) is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as a meaningful metric (NM).
(2) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the Company’s operating segments but managed through the Company’s central foreign exchange risk management program, subscription revenues from the Company's MapMyRun and MapMyRide platforms (collectively "MMR") and revenue from other digital business opportunities. Corporate Other also includes expenses related to the Company's central supporting functions.

Under Armour, Inc.
As of June 30, 2024, and March 31, 2024
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

in '000s	June 30, 2024	March 31, 2024
Assets
Current assets
Cash and cash equivalents	$884,552	$858,691
Accounts receivable, net	684,695	757,339
Inventories	1,119,599	958,495
Prepaid expenses and other current assets, net	279,140	289,157
Total current assets	2,967,986	2,863,682
Property and equipment, net	671,144	664,503
Operating lease right-of-use assets	418,794	434,699
Goodwill	476,098	478,302
Intangible assets, net	6,433	7,000
Deferred income taxes	228,468	221,033
Other long-term assets	91,588	91,515
Total assets	$4,860,511	$4,760,734
Liabilities and Stockholders’ Equity
Current maturities of long-term debt	$—	$80,919
Accounts payable	697,983	483,731
Accrued expenses	697,722	287,853
Customer refund liabilities	130,506	139,283
Operating lease liabilities	134,976	139,331
Other current liabilities	57,104	34,344
Total current liabilities	1,718,291	1,165,461
Long-term debt, net of current maturities	595,384	594,873
Operating lease liabilities, non-current	612,416	627,665
Other long-term liabilities	117,848	219,449
Total liabilities	3,043,939	2,607,448
Total stockholders’ equity	1,816,572	2,153,286
Total liabilities and stockholders’ equity	$4,860,511	$4,760,734

Under Armour, Inc.
For the Three Months Ended June 30, 2024 and 2023
(Unaudited; in thousands)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,
in '000s	2024	2023
Cash flows from operating activities
Net income (loss)	$(305,426)	$10,010
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	32,830	34,695
Unrealized foreign currency exchange rate (gain) loss	1,610	8,230
Loss on disposal of property and equipment	379	405
Non-cash restructuring and impairment charges	8,038	—
Amortization of bond premium and debt issuance costs	511	548
Stock-based compensation	15,924	11,777
Deferred income taxes	7,071	(8,756)
Changes in reserves and allowances	(22)	12,005
Changes in operating assets and liabilities:
Accounts receivable	71,014	63,725
Inventories	(162,623)	(145,023)
Prepaid expenses and other assets	(34,830)	(10,148)
Other non-current assets	13,837	28,715
Accounts payable	200,289	46,854
Accrued expenses and other liabilities	320,270	(46,795)
Customer refund liabilities	(9,007)	(24,472)
Income taxes payable and receivable	(6,890)	12,223
Net cash provided by (used in) operating activities	152,975	(6,007)
Cash flows from investing activities
Purchases of property and equipment	(45,681)	(32,553)
Sale of MyFitnessPal platform	50,000	45,000
Net cash provided by (used in) investing activities	4,319	12,447
Cash flows from financing activities
Common shares repurchased	(40,000)	—
Repayment of long-term debt	(80,919)	—
Employee taxes paid for shares withheld for income taxes	(7,944)	(2,104)
Proceeds from exercise of stock options and other stock issuances	643	870
Net cash provided by (used in) financing activities	(128,220)	(1,234)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,830)	(12,087)
Net increase (decrease) in cash, cash equivalents and restricted cash	26,244	(6,881)
Cash, cash equivalents and restricted cash
Beginning of period	876,917	726,745
End of period	$903,161	$719,864

Under Armour, Inc.
For the Three Months Ended June 30, 2024
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated according to GAAP to currency-neutral net revenue, a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY-NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

Three Months Ended June 30, 2024
Total Net Revenue
Net revenue growth - GAAP	(10.1)%
Foreign exchange impact	0.2%
Currency neutral net revenue growth - Non-GAAP	(9.9)%

North America
Net revenue growth - GAAP	(14.2)%
Foreign exchange impact	—%
Currency neutral net revenue growth - Non-GAAP	(14.2)%

EMEA
Net revenue growth - GAAP	0.1%
Foreign exchange impact	(0.4)%
Currency neutral net revenue growth - Non-GAAP	(0.3)%

Asia-Pacific
Net revenue growth - GAAP	(10.1)%
Foreign exchange impact	2.8%
Currency neutral net revenue growth - Non-GAAP	(7.3)%

Latin America
Net revenue growth - GAAP	15.6%
Foreign exchange impact	(3.9)%
Currency neutral net revenue growth - Non-GAAP	11.7%

Total International
Net revenue growth - GAAP	(2.4)%
Foreign exchange impact	0.6%
Currency neutral net revenue growth - Non-GAAP	(1.8)%

Under Armour, Inc.
For the Three Months Ended June 30, 2024
(Unaudited; in thousands, except per share amounts)

The tables below present the reconciliation of the Company's condensed consolidated statement of operations presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED SELLING GENERAL AND ADMINISTRATIVE EXPENSES

in '000s	Three months ended June 30, 2024
GAAP selling, general and administrative expenses	$837,317
Add: Impact of litigation reserve	(274,000)
Add: Impact of restructuring-related transformational expenses	(8,657)
Adjusted selling, general and administrative expenses	$554,660

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

in '000s	Three months ended June 30, 2024
GAAP loss from operations	$(299,728)
Add: Impact of litigation reserve	274,000
Add: Impact of restructuring charges	25,086
Add: Impact of restructuring-related transformational expenses	8,657
Adjusted income from operations	$8,015

ADJUSTED NET INCOME (LOSS) RECONCILIATION

in '000s	Three months ended June 30, 2024
GAAP net loss	$(305,426)
Add: Impact of litigation reserve	274,000
Add: Impact of restructuring charges	25,086
Add: Impact of restructuring-related transformational expenses	8,657
Add: Impact of provision for income taxes	1,339
Adjusted net income	$3,656

Under Armour, Inc.
For the Three Months Ended June 30, 2024
(Unaudited; in thousands, except per share amounts)

The tables below present the reconciliation of the Company's condensed consolidated statement of operations presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

Three months ended June 30, 2024
GAAP diluted net loss per share	$(0.70)
Add: Impact of litigation reserve	0.63
Add: Impact of restructuring charges	0.06
Add: Impact of restructuring-related transformational expenses	0.02
Add: Impact of provision for income taxes	—
Adjusted diluted net income per share	$0.01

Under Armour, Inc.
Outlook for the Year Ended March 31, 2025
(Unaudited; in millions, except per share amounts)

The tables below present the reconciliation of the Company's fiscal 2025 outlook presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED OPERATING INCOME RECONCILIATION

(in millions)	Year Ending March 31, 2025
	Low end of estimate	High end of estimate
GAAP loss from operations	$(214)	$(194)
Add: Impact of litigation reserve	274	274
Add: Impact of charges under 2025 restructuring plan (1)	80	80
Adjusted income from operations	$140	$160

ADJUSTED DILUTED (LOSS) EARNINGS PER SHARE RECONCILIATION

	Year Ending March 31, 2025
	Low end of estimate	High end of estimate
GAAP diluted net loss per share	$(0.56)	$(0.53)
Add: Impact of litigation reserve	0.63	0.63
Add: Impact of charges under 2025 restructuring plan (1)	0.18	0.18
Add: Impact of provision for income taxes	(0.06)	(0.06)
Adjusted diluted net income per share	$0.19	$0.22

(1) The estimated impact of the restructuring plan presented above assumes the mid-point of the Company's estimated range of restructuring and related charges, which is $70-$90 million.

Under Armour, Inc.
Outlook for the Quarter Ended September 30, 2024
(Unaudited; in millions, except per share amounts)

The tables below present the reconciliation of the Company's second quarter fiscal 2025 outlook presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED OPERATING INCOME RECONCILIATION

(in millions)	Quarter Ending September 30, 2024
	Low end of estimate	High end of estimate
GAAP income from operations	$85	$95
Add: Estimated impact of charges under 2025 restructuring plan	25	25
Adjusted income from operations	$110	$120

ADJUSTED DILUTED (LOSS) EARNINGS PER SHARE RECONCILIATION

	Quarter Ending September 30, 2024
	Low end of estimate	High end of estimate
GAAP diluted net income per share	$0.19	$0.21
Add: Estimated impact of charges under 2025 restructuring plan	0.06	0.06
Add: Impact of provision for income taxes	(0.07)	(0.07)
Adjusted diluted net income per share	$0.18	$0.20

Under Armour, Inc.
As of June 30, 2024, and 2023
COMPANY-OWNED & OPERATED DOOR COUNT

	June 30,
	2024	2023
Factory House	183	177
Brand House	17	19
North America total doors	200	196

Factory House	173	168
Brand House	68	79
International total doors	241	247

Factory House	356	345
Brand House	85	98
Total doors	441	443